As filed with the Securities and Exchange Commission on September 18, 1996


                                                      Registration No. 333-11103
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                  ------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                              SAKS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         5311                        52-1685667
(State or other jurisdiction         (Primary Standard              (I.R.S. Employer
     of incorporation or         Industrial Classification         Identification No.)
        organization)                  Code Number)

                                  ------------

                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                                  JOAN F. KREY
                                GENERAL COUNSEL
                              SAKS HOLDINGS, INC.
                              12 EAST 49TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 940-4048
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

CHARLES K. MARQUIS               PATRICIA A. CERUZZI
STEVEN R. FINLEY                 SULLIVAN & CROMWELL
GIBSON, DUNN & CRUTCHER LLP      125 BROAD STREET
200 PARK AVENUE                  NEW YORK, NEW YORK 10004
NEW YORK, NEW YORK 10166         (212) 558-4000
(212) 351-4000

                                  ------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                  ------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant's expenses in connection with the offering described in this registration statement are set forth below. All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee are estimated.

Securities and Exchange Commission registration fee...........      109,260
NASD filing fee...............................................       30,500
Printing expenses.............................................      500,000
Accounting fees and expenses..................................       50,000
Legal fees and expenses.......................................      100,000
Fees and expenses (including legal fees) for qualifications
under state securities laws...................................       30,000
Transfer agent's fees and expenses............................       50,000
Miscellaneous.................................................      130,240
                                                                 ----------
    Total.....................................................   $1,000,000
                                                                 ----------
                                                                 ----------

ITEM 14. IDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    As permitted by the DGCL, the registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the registrant and its stockholders (through stockholders' derivative suits on behalf of the registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

    The registrant's Bylaws (the "Bylaws") provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    The Bylaws also provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

    The Bylaws also provide that to the extent a director or officer of the registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the registrant may purchase and maintain insurance on behalf of a director or officer of the registrant against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the registrant would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The registrant has not issued or sold securities within the past three years pursuant to offerings that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), except as follows:

      (a)  In August 1993, Saks Holdings sold 260 of its Class C Shares to Robert Ramsden for an aggregate of $26,000. These shares have since been repurchased by Saks Holdings.

      (b)  In December 1994, Saks Holdings sold 357 of its Class C Shares to Owen Dorsey for an aggregate of $35,700.

      (c)  In December 1994, Saks Holdings sold 260 of its Class C Shares to Richard Zannino for an aggregate of $26,000.

      (d)  In November 1995, Saks Holdings sold 97 of its Class C Shares to Stephen Bock for an aggregate of $9,700.

      (e)  In December 1995, Saks Investments Limited, Saks Equity Limited and Saks Capital
           Limited each converted 2,400 Class D Shares into 2,400 Class C Shares pursuant to
           Section 6(d) of the Certificate of Designations of Saks Holdings.

      (f)  In January 1996, Saks Holdings sold 357 of its Class C Shares to Gail Pisano for an aggregate of $35,700.

      (g)  In February 1996, Saks Holdings sold 357 of its Class C Shares to Dan Smith for an aggregate of $35,700.

      (h)  In February 1996, Saks Holdings sold 357 of its Class C Shares to Wayne Meichner for an aggregate of $35,700.

      (i)  In February 1996, Saks Holdings sold 357 of its Class C Shares to Barbara Lynne
           Ronon for an aggregate of $35,700.
      (j)  In February 1996, Saks Holdings sold 357 of its Class C Shares to Sheri Wilson-Gray for an aggregate of $35,700.
      (k)  In February 1996, Saks Holdings sold 260 of its Class C Shares to Mark Hood for an aggregate of $26,000.
      (l)  On various dates from January 30, 1993 through February 28, 1996, pursuant to the
           Old Incentive Plan, Saks Holdings awarded to key employees of Saks (i)
           Non-qualified Options, exercisable in whole or in part at $100.00 ($20.00 giving effect to the stock split in the form of a dividend effected on April 26, 1996 (the
           "Stock Split")) per share to purchase an aggregate of 129,313 (646,565 giving effect to the Stock Split) Class C Shares and (ii) ISOs, exercisable in whole or in part at $100.00 ($20.00 giving effect to the Stock Split) per share to purchase an aggregate of 47,557 (237,785 giving effect to the Stock Split) Class C Shares.
      (m)  On February 28, 1996, pursuant to the New Incentive Plan, Saks Holdings issued
           ISOs, exercisable in whole or in part at $80.00 ($16.00 giving effect to the Stock
           Split) per share, to purchase 324,171 (1,620,855 giving effect to the Stock Split)
           Class C Shares in exchange for the cancellation of Options issued pursuant to the
           Old Incentive Plan to purchase an identical number of Class C Shares.
      (n)  On various dates from February 29, 1996 through April 19, 1996, pursuant to the New
           Incentive Plan, Saks Holdings issued ISOs, exercisable in whole or in part at
           $80.00 ($16.00 giving effect to the Stock Split) per share, to purchase 51,068
           (255,340 giving effect to the Stock Split) Class C Shares.
      (o)  On May 22, 1996, Saks Holdings granted ISOs, pursuant to the New Incentive Plan, to purchase 1,199,750 shares of Common Stock, exercisable in whole or in part at
           $25.00 per share.

    The transactions set forth above were undertaken in reliance upon the exemptions from the registration requirements of the Securities Act afforded by
(i) Section 4(2) thereof and/or Regulation D promulgated thereunder, as sales not involving a public offering, and/or (ii) Rule 701 promulgated thereunder, as sales by an issuer to employees, directors, officers, consultants or advisors pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. The purchases of the securities described above acquired them for their own account not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

    With respect to the transaction described in paragraphs (l) through (o) above, on June 10, 1996, Saks Holdings registered on Form S-8 under the Securities Act the exercise of options granted under the Plans as well as any further grants of options granted under the New Incentive Plan.

    Upon the closing of Saks Holdings' initial public offering on May 28, 1996, all of Saks Holdings' capital stock, including all Class C Shares, was converted into Common Stock.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
- -----------  -------------------------------------------------------------------------------

1.01         Form of Underwriting Agreement
1.02         Form of International Underwriting Agreement
3.01*        Amended and Restated Certificate of Incorporation of Saks Holdings, as filed with the Delaware Secretary of State on May 28, 1996
3.02*        Bylaws of Saks Holdings, as adopted on August 6, 1990
4.01*        See Exhibits 3.01 and 3.02 as to the rights of holders of Saks Holdings' Common
             Stock
4.02*        Form of Stock Certificate of the Common Stock of Saks Holdings
4.03.1*      Amended and Restated Credit Agreement, dated as of July 1, 1993, among Saks,
             Chemical Bank and Bankers Trust Company as managing agents, Chemical Bank,
             Bankers Trust Company, the CIT Group/Business Credit, Inc. and Barclays Bank
             PLC as co-agents, and Chemical Bank as administrative agent (the "Credit
             Facility")
4.04.2*      First Amendment to the Credit Facility, dated as of March 1, 1995
4.04.3*      Second Amendment to the Credit Facility, dated as of October 24, 1995
4.04.4*      Third Amendment to the Credit Facility, dated as of March 5, 1996
4.04.5*      Fourth Amendment to the Credit Facility, dated as of April 10, 1996
4.04.6*      Fifth Amendment to the Credit Facility, dated as of April 18, 1996
4.04.7**     Sixth Amendement and Consent to the Credit Facility, dated as of August 28,
             1996
4.05*        Amended and Restated Loan and Security Agreement dated as of
             May 12, 1995 between Fifth Avenue Capital Trust ("FACT") and certain direct and indirect wholly-owned subsidiaries of Saks (the "Borrowers")
4.06*        Trust and Servicing Agreement dated as of May 12, 1995 among FACT, Bankers
             Trust Company, as servicer, and Marine Midland Bank, as trustee
4.07*        Amended and Restated Trust Agreement, dated as of May 12, 1995, among Saks,
             HNY, Inc. and Wilmington Company, as owner trustee
4.08*        Indenture, dated as of July 1, 1993, between Saks and AIBC Services N.V., as trustee
4.09*        First Supplemental Indenture, dated as of April 22, 1996, between Saks and AIBC
             Services N.V., as trustee
4.10         Second Supplemental Indenture, dated as of September   , 1996, between Saks and
             AIBC Services N.V. as trustee
4.11         Registration Rights Agreement, dated as of August 16, 1996, among Saks Holdings and certain stockholders of Saks
5.01         Opinion of Gibson, Dunn & Crutcher LLP
10.01.1*     Amended and Restated Pooling & Servicing Agreement, dated as of December 16,
             1991, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
             (the "1991 P&S")
10.01.2*     First Amendment to the 1991 P&S, dated as of November 5, 1992
10.01.3*     Second Amendment to the 1991 P&S, dated as of October 26, 1993
10.02.1*     Second Amended and Restated Receivables Purchase Agreement, dated as of
             December 16, 1991, between Saks and SFA Finance Company (the "Receivables
             Purchase Agreement")
10.02.2*     First Amendment to the 1991 Receivables Purchase Agreement, dated as of
             November 5, 1992
10.02.3*     Second Amendment to the 1991 Receivables Purchase Agreement, dated as of
             October 26, 1993
10.03.1*     Series 1991-2 Supplement, dated as of December 16, 1991, among SFA Finance
             Company, Saks, MHTC, as administrative agent, and Bankers Trust Company, as trustee (the "1991-2 Supplement")
10.03.2*     First Amendment to the 1991-2 Supplement, dated as of July 22, 1992
10.03.3*     Second Amendment to the 1991-2 Supplement, dated as of August 20, 1992
10.03.4*     Third Amendment to the 1991-2 Supplement, dated as of November 5, 1992


  EXHIBIT
  NUMBER                                 DESCRIPTION OF EXHIBIT
- -----------  -------------------------------------------------------------------------------
10.03.5*     Fourth Amendment to the 1991-2 Supplement, dated as of May 20, 1993
10.03.6*     Fifth Amendment to the 1991-2 Supplement, dated as of October 28, 1993
10.03.7*     Sixth Amendment to the 1991-2 Supplement, dated as of September 30, 1994
10.04.1*     Class C Supplement to Series 1991-2 Supplement, dated as of
             November 5, 1992, among SFA Finance Company, Saks and Bankers Trust Company, as
             trustee (the "1991-2(C) Supplement")
10.04.2*     First Amendment to the 1991-2(C) Supplement, dated as of September 30, 1994
10.05*       Class B Supplement to Series 1991-2 Supplement, dated as of September 30, 1994, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.06*       Series 1995-1 Supplement, dated as of November 13, 1995, among SFA Finance
             Company, Saks, Swiss Bank Corporation, New York Branch, as administrative agent, and Bankers Trust Company, as trustee
10.07*       Transition Supplement to the 1991 P&S, dated as of April 25, 1996, among SFA
             Finance Company, Saks and Bankers Trust Company, as trustee
10.08*       Pooling and Servicing Agreement, dated as of April 25, 1996, among SFA Finance
             Company, Saks and Bankers Trust Company, as trustee (the "1996 P&S")
10.09*       Series 1996-1 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
             Finance Company, Saks and Bankers Trust Company, as trustee
10.10*       Third Amended and Restated Receivables Purchase Agreement, dated as of April
             25, 1996, between Saks and SFA Finance Company
10.11*       Series 1996-2 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA
             Finance Company, Saks and Bankers Trust Company, as trustee
10.12*       Purchase Agreement, dated May 4, 1995 among Saks, FACT, the Borrowers, Goldman,
             Sachs & Company and Chemical Securities, Inc., with respect to the sale of
             Commercial Mortgage Pass-Through Certificates due May 12, 2002
10.13*       Saks Fifth Avenue Supplemental Pension Plan, effective July 2, 1990
10.14*       Saks Holdings, Inc. Senior Management Stock Incentive Plan, dated as of October
             17, 1990 (the "Old Incentive Plan")
10.15*       Standard Form of Stock Option Agreement Pursuant to the Old Incentive Plan
10.16.1*     Saks Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of February
             1, 1996 (the "New Incentive Plan")
10.16.2*     Amendment to the New Incentive Plan
10.17*       Standard Form of Stock Option Agreement Pursuant to the New Incentive Plan
10.18*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between
             Saks and Philip B. Miller
10.19*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between
             Saks and Rose Marie Bravo
10.20*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between
             Saks and Owen E. Dorsey
10.21*       Employment Agreement, dated as of March 1, 1996, between Saks and Brian E.
             Kendrick
10.22*       Agreement for Management Advisory and Consulting Services, dated as of July 2,
             1995, between Saks and III
10.23*       Acquisitions Advisory Agreement, dated as of January 29, 1995, between Saks and
             III
10.24*       Public Company Expenses Agreement, dated as of April 27, 1996, between Saks
             Holdings and Saks.
10.25*       Form of Common Stock Purchase Agreement between Saks Holdings and Investcorp,
             S.A.
21.01*       Subsidiaries of Saks Holdings
23.01**      Consent of Coopers & Lybrand L.L.P.
23.02        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)
24.01**      Power of Attorney (included on signature page of Registration Statement)

- ------------

  * Incorporated herein by reference to Saks Holdings' registration statement on Form S-1 (File No. 333-2426)

 ** Previously filed.

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on September 17, 1996.

                                          SAKS HOLDINGS, INC.

                                          By   /s/ PHILIP B. MILLER
                                             ................................
                                                      Philip B. Miller
                                                  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacity indicated on September 17, 1996.


               SIGNATURE                               TITLE
- ----------------------------------------  ------------------------------------------------
          /s/ PHILIP B. MILLER            Chairman of the Board and
 ........................................    Chief Executive Officer
            Philip B. Miller                (Principal Executive Officer)

         /s/ BRIAN E. KENDRICK            Vice Chairman of the Board and
 ........................................    Chief Operating Officer
           Brian E. Kendrick

                   *                      President and Director
 ........................................
            Rose Marie Bravo

                   *                      Executive Vice President,
 ........................................    Chief Financial Officer and Treasurer
           Richard F. Zannino               (Principal Financial Officer)

                   *                      Director
 ........................................
             Savio W. Tung

                   *                      Director
 ........................................
             Jon P. Hedley

                   *                      Director
 ........................................
         E. Garrett Bewkes III

                   *                      Director
 ........................................
          Charles J. Philippin

                   *                      Director
 ........................................
           Stephen I. Sadove

               SIGNATURE                               TITLE
- ----------------------------------------  ------------------------------------------------
                   *                      Director
 ........................................
              Brian Ruder

            /s/ MARK E. HOOD              Senior Vice President--Finance
 ........................................    (Principal Accounting Officer)
              Mark E. Hood

*By:       /s/ MARK E. HOOD
     ....................................
              Mark E. Hood
            Attorney in Fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                              DESCRIPTION OF EXHIBIT                            PAGE
- -----------  ------------------------------------------------------------------------   ----

1.01         Form of Underwriting Agreement
1.02         Form of International Underwriting Agreement
3.01*        Amended and Restated Certificate of Incorporation of Saks Holdings, as
             filed with the Delaware Secretary of State on May 28, 1996
3.02*        Bylaws of Saks Holdings, as adopted on August 6, 1990
4.01*        See Exhibits 3.01 and 3.02 as to the rights of holders of Saks Holdings'
             Common Stock
4.02*        Form of Stock Certificate of the Common Stock of Saks Holdings
4.03.1*      Amended and Restated Credit Agreement, dated as of July 1, 1993, among
             Saks, Chemical Bank and Bankers Trust Company as managing agents,
             Chemical Bank, Bankers Trust Company, the CIT Group/Business Credit,
             Inc. and Barclays Bank PLC as co-agents, and Chemical Bank as administrative agent (the "Credit Facility")
4.04.2*      First Amendment to the Credit Facility, dated as of March 1, 1995
4.04.3*      Second Amendment to the Credit Facility, dated as of October 24, 1995
4.04.4*      Third Amendment to the Credit Facility, dated as of March 5, 1996
4.04.5*      Fourth Amendment to the Credit Facility, dated as of April 10, 1996
4.04.6*      Fifth Amendment to the Credit Facility, dated as of April 18, 1996
4.04.7**     Sixth Amendement and Consent to the Credit Facility, dated as of August
             28, 1996
4.05*        Amended and Restated Loan and Security Agreement dated as of
             May 12, 1995 between Fifth Avenue Capital Trust ("FACT") and certain direct and indirect wholly-owned subsidiaries of Saks (the "Borrowers")
4.06*        Trust and Servicing Agreement dated as of May 12, 1995 among FACT,
             Bankers Trust Company, as servicer, and Marine Midland Bank, as trustee
4.07*        Amended and Restated Trust Agreement, dated as of May 12, 1995, among
             Saks, HNY, Inc. and Wilmington Company, as owner trustee
4.08*        Indenture, dated as of July 1, 1993, between Saks and AIBC Services
             N.V., as trustee
4.09*        First Supplemental Indenture, dated as of April 22, 1996, between Saks and AIBC Services N.V., as trustee
4.10         Second Supplemental Indenture, dated as of September   , 1996, between
             Saks and AIBC Services N.V. as trustee
4.11         Registration Rights Agreement, dated as of August 16, 1996, among Saks
             Holdings and certain stockholders of Saks
5.01         Opinion of Gibson, Dunn & Crutcher LLP
10.01.1*     Amended and Restated Pooling & Servicing Agreement, dated as of December
             16, 1991, among SFA Finance Company, Saks and Bankers Trust Company, as
             trustee (the "1991 P&S")
10.01.2*     First Amendment to the 1991 P&S, dated as of November 5, 1992
10.01.3*     Second Amendment to the 1991 P&S, dated as of October 26, 1993
10.02.1*     Second Amended and Restated Receivables Purchase Agreement, dated as of
             December 16, 1991, between Saks and SFA Finance Company (the
             "Receivables Purchase Agreement")
10.02.2*     First Amendment to the 1991 Receivables Purchase Agreement, dated as of
             November 5, 1992
10.02.3*     Second Amendment to the 1991 Receivables Purchase Agreement, dated as of
             October 26, 1993

  EXHIBIT
  NUMBER                              DESCRIPTION OF EXHIBIT                            PAGE
- -----------  ------------------------------------------------------------------------   ----
10.03.1*     Series 1991-2 Supplement, dated as of December 16, 1991, among SFA
             Finance Company, Saks, MHTC, as administrative agent, and Bankers Trust
             Company, as trustee (the "1991-2 Supplement")
10.03.2*     First Amendment to the 1991-2 Supplement, dated as of July 22, 1992
10.03.3*     Second Amendment to the 1991-2 Supplement, dated as of August 20, 1992
10.03.4*     Third Amendment to the 1991-2 Supplement, dated as of November 5, 1992
10.03.5*     Fourth Amendment to the 1991-2 Supplement, dated as of May 20, 1993
10.03.6*     Fifth Amendment to the 1991-2 Supplement, dated as of October 28, 1993
10.03.7*     Sixth Amendment to the 1991-2 Supplement, dated as of September 30, 1994
10.04.1*     Class C Supplement to Series 1991-2 Supplement, dated as of
             November 5, 1992, among SFA Finance Company, Saks and Bankers Trust
             Company, as trustee (the "1991-2(C) Supplement")
10.04.2*     First Amendment to the 1991-2(C) Supplement, dated as of September 30,
             1994
10.05*       Class B Supplement to Series 1991-2 Supplement, dated as of September
             30, 1994, among SFA Finance Company, Saks and Bankers Trust Company, as
             trustee
10.06*       Series 1995-1 Supplement, dated as of November 13, 1995, among SFA
             Finance Company, Saks, Swiss Bank Corporation, New York Branch, as
             administrative agent, and Bankers Trust Company, as trustee
10.07*       Transition Supplement to the 1991 P&S, dated as of April 25, 1996, among
             SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.08*       Pooling and Servicing Agreement, dated as of April 25, 1996, among SFA
             Finance Company, Saks and Bankers Trust Company, as trustee (the "1996
             P&S")
10.09*       Series 1996-1 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.10*       Third Amended and Restated Receivables Purchase Agreement, dated as of
             April 25, 1996, between Saks and SFA Finance Company
10.11*       Series 1996-2 Supplement to the 1996 P&S, dated as of April 25, 1996, among SFA Finance Company, Saks and Bankers Trust Company, as trustee
10.12*       Purchase Agreement, dated May 4, 1995 among Saks, FACT, the Borrowers,
             Goldman, Sachs & Company and Chemical Securities, Inc., with respect to the sale of Commercial Mortgage Pass-Through Certificates due May 12,
             2002
10.13*       Saks Fifth Avenue Supplemental Pension Plan, effective July 2, 1990
10.14*       Saks Holdings, Inc. Senior Management Stock Incentive Plan, dated as of
             October 17, 1990 (the "Old Incentive Plan")
10.15*       Standard Form of Stock Option Agreement Pursuant to the Old Incentive
             Plan
10.16.1*     Saks Holdings, Inc. 1996 Management Stock Incentive Plan, dated as of
             February 1, 1996 (the "New Incentive Plan")
10.16.2*     Amendment to the New Incentive Plan
10.17*       Standard Form of Stock Option Agreement Pursuant to the New Incentive
             Plan
10.18*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Philip B. Miller

  EXHIBIT
  NUMBER                              DESCRIPTION OF EXHIBIT                            PAGE
- -----------  ------------------------------------------------------------------------   ----
10.19*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Rose Marie Bravo
10.20*       Amended and Restated Employment Agreement, dated as of March 1, 1996, between Saks and Owen E. Dorsey
10.21*       Employment Agreement, dated as of March 1, 1996, between Saks and Brian
             E. Kendrick
10.22*       Agreement for Management Advisory and Consulting Services, dated as of
             July 2, 1995, between Saks and III
10.23*       Acquisitions Advisory Agreement, dated as of January 29, 1995, between
             Saks and III
10.24*       Public Company Expenses Agreement, dated as of April 27, 1996, between
             Saks Holdings and Saks.
10.25*       Form of Common Stock Purchase Agreement between Saks Holdings and
             Investcorp, S.A.
21.01*       Subsidiaries of Saks Holdings
23.01**      Consent of Coopers & Lybrand L.L.P.
23.02        Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01)
24.01**      Power of Attorney (included on signature page of Registration Statement)

- ------------

  * Incorporated herein by reference to Saks Holdings' registration statement on Form S-1 (File No. 333-2426)

 ** Previously filed.